United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2009

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, S&T Bancorp, Inc. (“S&T”) was approved by the United States Treasury Department to participate in the Capital Purchase Program. In anticipation of issuing the preferred stock to the United States Treasury Department, on January 9, 2009, S&T filed a Certificate of Designations with respect to shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Certificate of Designations”) with the Commonwealth of Pennsylvania Department of State for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The transaction is expected to close on January 16, 2009. The Certificate of Designations for the Series A Preferred Stock is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.

Description of Exhibit

3.1	Certificate of Designations for the Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

/s/ Robert E. Rout
Robert E. Rout
Senior Executive Vice President,
Chief Financial Officer, Chief Administrative Officer and Secretary

January 15, 2009